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                                       33


                   Baxter International Inc. and Subsidiaries

      Exhibit 11.2 - Computation of Fully Diluted Earnings per Common Share

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(Unaudited - in millions, except per share data)             Three months ended            Nine months ended
                                                                 September 30,                September 30,
                                                             1996             1995          1996           1995

EARNINGS
 Income from continuing operations applicable
      to common stock                                        $137            $11           $417           $223
 Income from discontinued operations                           40            152             94            250
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Net income available for common stock                        $177           $163           $511           $473
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Shares
 Weighted average number of common shares
      outstanding                                             273            275            272            278
 Additional shares assuming conversion of cumulative
      convertible exchangeable preferred stock, exercise of
      stock options, performance share awards and stock
      purchase plan subscriptions                               5              4              5              5
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 Average common shares and equivalents outstanding            278            279            277            283
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FULLY DILUTED EARNINGS PER COMMON SHARE
 Income from continuing operations                          $0.50          $0.04          $1.50          $0.79
 Income from discontinued operations                         0.14           0.54           0.34           0.88
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 Net income                                                 $0.64          $0.58          $1.84          $1.67
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